Exhibit 5.1

300 North LaSalle

Chicago, IL 60654

United States

Facsimile:
+1 312 862 2200	+1 312 862 2000

www.kirkland.com

June 15, 2020

Deere & Company

One John Deere Place

Moline, Illinois 61265

John Deere Funding

43, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg B101958

Deere Funding Canada Corporation

3430 Superior Court

Oakville, Ontario

Canada L6L 0C4

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We are acting as special counsel to Deere & Company, a Delaware corporation (“Deere”), John Deere Funding, a Luxembourg private limited company (“John Deere Funding”), and Deere Funding Canada Corporation, a corporation incorporated under the Business Corporations Act (Ontario) (“Deere Funding Canada,” and collectively with Deere and John Deere Funding, the “Companies”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about June 15, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), by Deere. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) debt securities issued by Deere (the “Debt Securities”), (ii) senior debt securities issued by John Deere Funding (the “JDF Debt Securities”), (iii) senior debt securities issued by Deere Funding Canada Corporation (the “DFCC Debt Securities,” and together with the JDF Debt securities, the “Guaranteed Debt Securities”), (iv) warrants to purchase Debt Securities (the “Debt Warrants”), (v) guarantees by Deere of the Guaranteed Debt Securities (the

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Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

“Guarantees”), (vi) preferred stock of Deere (the “Preferred Stock”), (vii) Preferred Stock represented by depositary shares (the “Depositary Shares”), (viii) common stock (the “Common Stock”), (ix) warrants to purchase Common Stock of Deere (the “Common Warrants”), (x) warrants the value of which is related to the value of various currencies (the “Currency Warrants”), (xi) other warrants the value of which is related to various indices or other items (the “Shelf Warrants”), (xii) stock purchase contracts (the “Stock Purchase Contracts”) and (xiii) stock purchase units (the “Stock Purchase Units”) with an aggregate issue price set forth in the Registration Statement.  The Debt Warrants, Common Warrants, Currency Warrants and Shelf Warrants are collectively referred to as the “Warrants” and the Warrants, together with the Debt Securities, the Guaranteed Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares, the Common Stock, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to as the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).  Any Debt Securities and Preferred Stock may be convertible into or exchangeable for Common Stock or other Securities.

You have advised us that: (i) the Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Deere Indenture”) dated as of September 25, 2008, between Deere and The Bank of New York Mellon (formerly The Bank of New York, successor trustee to The Chase Manhattan Bank), as trustee (the “Trustee”); (ii) the JDF Debt Securities issued by John Deere Funding will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “JDF Indenture”), dated as of June 15, 2020, among John Deere Funding, Deere and the Trustee; (iii) the DFCC Debt Securities issued by Deere Funding Canada Corporation will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “DFCC Indenture,” and together with the John Deere Funding Indenture, the “Guaranteed Debt Indentures”), dated as of June 15, 2020, among Deere Funding Canada, Deere and the Trustee (iv) the Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”); (v) the Common Warrants will be issued under one or more common warrant agreements (each, a “Common Warrant Agreement”); (vi) the Currency Warrants will be issued under one or more currency warrant agreements (each, a “Currency Warrant Agreement”); (vii) the Shelf Warrants will be issued under one or more warrant agreements (each, a “Shelf Warrant Agreement” and, together with the Debt Warrant Agreements, the Common Warrant Agreements and the Currency Warrant Agreements, the “Warrant Agreements”) each to be between Deere and a financial institution identified therein as warrant agent (each, a “Warrant Agent”); and (viii) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each to be between Deere and a financial institution identified therein as the depositary (the “Depositary”). The Deere Indenture, the JDF Indenture, the DFCC Indenture, each Warrant Agreement, each Deposit Agreement, each

Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

Stock Purchase Contract and each Stock Purchase shall be referred to herein as a “Governing Document”). The Trustee, each Depositary, each Warrant Agent and each counterparty to a Purchase Contract Agreement or a Unit Purchase Agreement shall be referred to herein as a “Governing Document Counterparty”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of Deere, (ii) minutes and records of the corporate proceedings of Deere and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than Deere and the due authorization, execution and delivery of all documents by the parties thereto other than Deere. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Companies.

We have also assumed that:

(i)                                  the Registration Statement will have become effective and comply with all applicable laws;

(ii)                              the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii)                          a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv)                          all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

(v)                              the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

(vi)                          the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Companies or result in a default under or breach of any agreement or instrument binding upon the Companies;

(vii)                      the Companies will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(viii)                  the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Companies, whether imposed by any court or governmental or regulatory body having jurisdiction over the Companies;

(ix)                          a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Companies and the other parties thereto;

(x)                              any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

(xi)                          any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.                                    When the specific terms of any offering or offerings of Common Stock have been duly established by the Board of Directors of Deere or a committee thereof and in accordance with provisions of any applicable Purchase Agreement so as not to violate any applicable law or agreement or instrument then binding on Deere, and when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable Purchase Agreement (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance

Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

2.                                    Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock by the Board of Directors of Deere or a committee thereof and proper filing with the Secretary of State of the State of Delaware of a certificate of designations relating to such series of Preferred Stock, all necessary corporate action on the part of Deere will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by Deere, and when certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable Purchase Agreement (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

3.                                    When, as and if (a) the terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the Deere Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Deere Indenture), and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Deere Indenture, the applicable Purchase Agreement and applicable law and authenticated by the the Trustee, such Debt Securities (including any Debt Securities duly executed and delivered (i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute valid and binding obligations of Deere enforceable against Deere in accordance with their terms.

4.                                    When, as and if (a) the terms of any particular series of JDF Debt Securities issued by John Deere Funding have been duly authorized and duly established in accordance with JDF Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of the JDF Debt Securities (and any required amendment or supplement to the JDF Indenture), and (c) the JDF Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers or duly authorized agents of John Deere Funding, against payment in accordance with such authorization, the JDF Indenture and applicable law and authenticated by the Trustee, such JDF Debt Securities will constitute valid and binding obligations of John Deere Funding enforceable against John Deere Funding in accordance with their terms.

Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

5.                                    When, as and if (a) the terms of any particular series of DFCC Debt Securities issued by Deere Funding Canada Corporation have been duly authorized and duly established in accordance with Deere Funding Canada Corporation Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of the DFCC Debt Securities (and any required amendment or supplement to the DFCC Indenture), and (c) the DFCC Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers or duly authorized agents of Deere Funding Canada Corporation, against payment in accordance with such authorization, the DFCC Indenture and applicable law and authenticated by the Trustee, such DFCC Debt Securities will constitute valid and binding obligations of Deere Funding Canada Corporation enforceable against Deere Funding Canada Corporation in accordance with their terms.

6.                                    When, as and if (a) the appropriate corporate action has been taken by Deere to authorize the form, terms, execution and delivery of the Warrant Agreement (including a form of certificate evidencing the Warrants), (b) Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of Deere against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, and (c) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable indenture, applicable law and the appropriate corporate or organizational action, such Warrants will constitute valid and binding obligations of Deere, enforceable against Deere in accordance with their terms.

7.                                    When, as and if (a) any Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by Deere to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

8.                                    When, as and if (a) any Stock Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by Deere to authorize the form, terms, execution and delivery of such Stock Purchase

Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

Contracts, and (c) the Stock Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers, such Stock Purchase Contracts will constitute valid and binding obligations of Deere enforceable against Deere in accordance with their terms.

9.                                    When, as and if (a) any Stock Purchase Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by Deere to authorize the form, terms, execution and delivery of such Stock Purchase Units, and (c) the Stock Purchase Units have been duly executed, attested, issued and delivered by duly authorized officers, such Stock Purchase Units will constitute valid and binding obligations of Deere enforceable against Deere in accordance with their terms.

10.                            When, as and if (a) any Guarantees have been duly authorized and duly approved by Deere in accordance with the JDF Indenture or the DFCC Indenture, as applicable, and applicable law, (b) the appropriate corporate action has been taken by Deere to authorize the form, terms, execution and delivery of such Guarantees, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers, and (d) the debt securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute valid and binding obligations of Deere enforceable against Deere in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.  For purposes of our opinion that the JDF Debt Securities will be valid and binding obligations of John Deere Funding, we have assumed that that the JDF Indenture has been duly authorized, executed and delivered by John Deere Funding in accordance with the applicable laws, rules and regulations of Luxembourg, the execution and delivery of the JDF Indenture will not result in any breach or violation of, or require any consent under, the laws, rules and regulations of Luxembourg and the JDF Debt Securities will have been duly authorized and duly established under the laws of Luxembourg.  For purposes of our opinion that the DFCC Debt Securities will be valid and binding obligations of Deere Funding Canada Corporation, we have assumed that the DFCC Indenture has been duly authorized, executed and delivered by Deere Funding Canada Corporation in accordance with the applicable laws, rules and regulations of the

Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

Province of Ontario, and the execution and delivery of the DFCC Indenture will not result in any breach or violation of, or require any consent under, the laws, rules and regulations of the Province of Ontario and the DFCC Debt Securities will have been duly authorized and duly established under the laws of the Province of Ontario.  We note in that regard that you have received the opinions of Clifford Chance, with respect to John Deere Funding and matters under Luxembourg law, and Stikeman Elliott LLP, with respect to Deere Funding Canada Corporation and matters under the laws of the Province of Ontario.  We are not licensed to practice in Luxembourg or Ontario, and we have made no investigation of, and do not express or imply an opinion on, the laws of Luxembourg or Ontario.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities, the JDF Debt Securities or the DFCC Debt Securities  may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Companies under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing

Deere & Company

John Deere Funding

Deere Funding Canada Corporation

June 15, 2020

Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP